GRIST MILL CO.

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                    YEAR ENDED MAY 31
                                             -------------------------------
                                               1997       1996        1995
                                             -------     -------     -------
                                           (In thousands, except per share data)
Primary earnings per share:

Net earnings applicable to common stock      $ 2,833     $ 3,391     $ 4,563
                                             =======     =======     =======


Average number of common and common
  equivalent shares outstanding:
    Average common shares outstanding          6,753       6,717       6,621

    Dilutive effect of stock options              15         145         252
                                             -------     -------     -------

                                               6,768       6,862       6,873
                                             =======     =======     =======

Primary earnings per share                   $  0.42     $  0.49     $  0.66
                                             =======     =======     =======



Fully diluted earnings per share:
  Earnings for fully diluted computation     $ 2,833     $ 3,391     $ 4,563
                                             =======     =======     =======


Average number of common and common
  equivalent shares outstanding:
    Average common shares outstanding          6,753       6,717       6,621

    Dilutive effect of stock options              22         152         286
                                             -------     -------     -------

                                               6,775       6,869       6,907
                                             =======     =======     =======

Fully diluted earnings per share             $  0.42     $  0.49     $  0.66
                                             =======     =======     =======